Exhibit 23.1
                                                                    ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Insightful Corporation 2001 Stock Option and Incentive Plan of our report dated February 13, 2003, with respect to the consolidated financial statements of Insightful Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                            Ernst & Young LLP



Seattle, Washington
March 28, 2003


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